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                                                                          EX-4.8


                             Class A-3 Confirmation
                                     to the
                              ISDA Master Agreement
                         dated as of September 18, 2003


Toyota Auto Receivables 2003-B Owner Trust
c/o U.S. Bank Trust, National Association
400 North Michigan Ave., 2nd Floor
Chicago, IL 60601


         Re: Transaction Ref. No. 1 between Toyota Motor Credit Corporation ("Party A") and Toyota Auto Receivables 2003-B Owner Trust ("Party B")

Ladies and Gentlemen:

         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions, as supplemented by the Annex to the 2000 ISDA Definitions, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), are incorporated in this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of September 18, 2003, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Expressions used herein and not defined herein or in the Definitions shall bear the meaning ascribed thereto in the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

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
Party A:                                                     Toyota Motor Credit Corporation

Party B:                                                     Toyota Auto Receivables 2003-B Owner Trust

Trade Date:                                                  September 9, 2003

Effective Date:                                              September 18, 2003

Termination Date:                                            The earlier of (i) the Class A-3 Final Scheduled
                                                             Payment Date (as defined in the Indenture) or
                                                             (ii) the Payment Date (as defined in the

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                                                             Indenture) on which the principal balance of the
                                                             Class A-3 Notes is reduced to zero, in either case
                                                             subject to adjustment in accordance with the
                                                             Following Business Day Convention.

Party A Floating Amounts:

         Party A Floating Rate
         Payer:                                              Party A

         Party A Floating Rate
         Payer Notional Amount:                              The Class A-3 Note Balance (as defined in the
                                                             Indenture) on the first day of the applicable
                                                             Calculation Period.

         Party A Floating Rate Payer
         Period End Dates:                                   The 15th day of each calendar month, commencing on October 15,
                                                             2003, up to and including the Termination Date, subject to adjustment in accordance with the Following Business Day
                                                             Convention.

         Party A Floating Rate Payer
         Payment Dates:                                      The Business Day immediately preceding each Period End Date, or if
                                                             Party B has agreed, the 15th day of each calendar month, commencing on October 15, 2003, up to and including the Termination Date, subject to adjustment in accordance with the Following Business Day
                                                             Convention.

         Party A Floating Rate Option:                       USD-LIBOR-BBA.

         Designated Maturity:                                One month.

         Spread:                                             Plus 0.03%

         Party A Floating Rate
         Day Count Fraction:                                 Actual/360

         Reset Dates:                                        The first day of each Calculation Period.

         Compounding:                                        Inapplicable.

Party B Fixed Amounts:

         Party B Fixed Rate Payer:                           Party B

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         Party B Fixed Rate Payer
         Notional Amount:                                    The Class A-3 Note Balance on the first day of the applicable
                                                             Calculation Period.

         Party B Fixed Rate Payer
         Period End Dates:                                   The 15th day of each calendar month, commencing on October 15, 2003, with no adjustment.
         Party B Fixed Rate Payer
         Payment Dates:                                      The 15th day of each calendar month, commencing on October 15, 2003, up to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

         Party B Fixed Rate                                  2.295%

         Party B Fixed Rate
         Day Count Fraction:                                 30/360

         Fixed Rate Compounding:                             Not applicable.


Business Days:                                               Any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Wilmington,
                                                             Delaware, Chicago, Illinois or San Francisco, California are
                                                             authorized or obligated by law, regulation or executive order to remain closed.

Calculation Agent:                                           Party A


3.       Account Details

Payments to Party A:
         Account for Payments in USD:                        Bank of America, Concord, California
                                                             ABA No. 121-000-358
                                                             A/C No. 12351-07564
                                                             A/C Toyota Motor Credit Corporation

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Payments to Party B:
         Account for Payments in USD:                        The Bank of New York
                                                             ABA No.
                                                             BNF:
                                                             A/C No.
                                                             For further credit to:
                                                             A/C Toyota Auto Rec Trust 2003-B#


4.       Party A Documentation and Operations Officers

Documentation:                                               Carolee Furukawa
                                                             Phone:  310-468-6806
                                                             Fax:  310-468-5715

Operations:                                                  Carolee Furukawa
                                                             Phone:  310-468-6806
                                                             Fax:  310-468-5715
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5.       Relationship between Parties:

         Each party will be deemed to represent to the other party on the date on which it enters into the Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

         Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Agreement and as to whether the Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Agreement; it being understood that information and explanations related to the terms and conditions of the Agreement shall not be considered investment advice or a recommendation to enter into the Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Agreement.

         Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement. It is also capable of assuming, and assumes, the risks of the Agreement.

         Status of Parties. The other party is not acting as a fiduciary for or as adviser to it in respect of the Agreement.

6.       Governing Law:  New York


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         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Class A-3 Confirmation enclosed for that purpose and returning it to us.


                                     TOYOTA MOTOR CREDIT CORPORATION



                                     By: /s/ George E. Borst
                                         ---------------------------------------
                                         Name:  George E. Borst
                                         Title: President and Chief
                                                Executive Officer



                                     Confirmed as of the date first written:

                                     TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST

                                     By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Owner Trustee



                                     By: /s/ Melissa A. Rosal
                                         ---------------------------------------
                                         Name:  Melissa A. Rosal
                                         Title: Vice President

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